CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to references made to us in this Post-Effective Amendment No. 11 to Kinetics Mutual Funds Inc.'s Registration Statement (File No. 811-09303) on Form N-1A.


/s/McCurdy & Associates CPA's, Inc.

Westlake, Ohio
April 24, 2003